Exhibit 8.1

2900 K Street NW North Tower — Suite 200 Washington, DC 20007-5118 202.625.3500 tel 202.298.7570 fax

August 13, 2015

To the Addressees Listed

    on Schedule One Attached Hereto

Re:	AmeriCredit Automobile Receivables Trust 2015-3

Ladies and Gentlemen:

We have acted as tax counsel to AmeriCredit Financial Services, Inc., a Delaware corporation (“AmeriCredit”), AFS SenSub Corp., a Nevada corporation (“AFS SenSub”) and AmeriCredit Automobile Receivables Trust 2015-3 (the “Issuer”), as to certain matters in connection with the issuance of the $230,000,000 Class A-1 0.50000% Asset Backed Notes (the “Class A-1 Notes”), $199,740,000 Class A-2-A 1.07% Asset Backed Notes (the “Class A-2-A Notes”), $199,730,000 Class A-2-B Floating Rate Asset Backed Notes (the “Class A-2-B Notes” and together with the Class A-2-A Notes, the “Class A-2 Notes”), $225,130,000 Class A-3 1.54% Asset Backed Notes (the “Class A-3 Notes”), $92,070,000 Class B 2.08% Asset Backed Notes (the “Class B Notes”), $114,280,000 Class C 2.73% Asset Backed Notes (the “Class C Notes”), $112,390,000 Class D 3.34% Asset Backed Notes (the “Class D Notes”) and $26,660,000 Class E 3.93% Asset Backed Notes (the “Class E Notes” and collectively with the Publicly Offered Notes, the “Notes”), which will be issued pursuant to an Indenture, dated as of August 5, 2015 (the “Indenture”), between the Issuer and Citibank, N.A., as Trustee (in such capacity, the “Trustee”) and Trust Collateral Agent (in such capacity, the “Trust Collateral Agent”) and the certificate (the “Certificate”) which will be issued pursuant to a Trust Agreement, dated as of June 23, 2015, as amended and restated as of August 5, 2015 (the “Trust Agreement”), between AFS SenSub and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”). The “Publicly Offered Notes” include the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes. Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Indenture.

The term “Prospectus” means, collectively, the Base Prospectus, the Preliminary Prospectus Supplement, the Upsizing Prospectus and the Prospectus Supplement. The term “Base Prospectus” means the prospectus dated June 24, 2014, included in the Registration Statement.

NEW YORK	CHARLOTTE	CHICAGO	IRVING	LONDON	LOS ANGELES	WASHINGTON, DC	WWW.KATTENLAW.COM

LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN CORNISH LLP A limited liability partnership including professional corporations

To the Addressees Listed

    on Schedule One Attached Hereto

August 13, 2015

The term “Registration Statement” means (i) the Registration Statement on Form S-3 (No. 333-194765), including the exhibits thereto, (ii) all documents incorporated by reference therein pursuant to Item 12 of Form S-3 and (iii) any post-effective amendment filed and declared effective prior to the date of issuance of the Notes. The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated July 30, 2015 specifically relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations. The term “Upsizing Prospectus” means the supplement to the Preliminary Prospectus Supplement entitled “Supplement, dated August 4, 2015 (subject to completion) to Prospectus Supplement, dated July 30, 2015 (subject to completion) to Prospectus, dated June 24, 2014,” specifically relating to the Publicly Offered Notes, as filed with the Commission on August 5, 2015. The term “Prospectus Supplement” means the prospectus supplement, dated August 4, 2015 specifically relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

As tax counsel, we have reviewed such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below, including the Sale and Servicing Agreement, dated as of August 5, 2015 (the “Sale and Servicing Agreement”), among the Issuer, AmeriCredit, AFS SenSub and the Trust Collateral Agent, the Indenture, the Trust Agreement (together, the “Governing Documents”), the Prospectus and other documents and matters of fact and law as we have deemed necessary for purposes of rendering the opinions set forth below. In addition, in conducting our analysis, we have relied on certain representations made to us by AmeriCredit and the underwriters.

We have examined the question of whether the Notes issued under the Indenture will constitute indebtedness for federal income tax purposes. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service (the “IRS”).

In general, whether a transaction constitutes the issuance of indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining whether or not a transaction constitutes the issuance of indebtedness for federal income tax purposes, which we have reviewed as they apply to this transaction. Based on our review, the characteristics of the transaction strongly indicate that in economic substance the transaction is the issuance of indebtedness, the form of the transaction is an issuance of indebtedness, and the parties have stated unambiguously their intention to treat the transaction as the issuance of indebtedness for tax purposes.

To the Addressees Listed

    on Schedule One Attached Hereto

August 13, 2015

Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

(1) The Publicly Offered Notes will constitute indebtedness, and although such conclusion is not free from doubt, the Class E Notes should constitute indebtedness, and not an ownership interest in the automobile loan contracts, nor an equity interest in the trust or in a separate association taxable as a corporation or other taxable entity.

(2) Assuming the parties comply with the terms of the Governing Documents, the Issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation.

(3) The statements in the Prospectus under the heading “Material Federal Income Tax Consequences,” as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, accurately state all material federal income tax consequences of the purchase, ownership and disposition of the Notes to the original purchaser.

Except for the opinion set forth above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. This opinion is for the benefit of the addressees hereof and any subsequent transferee of the Notes, and it may not be relied on by any other party without our expressed consent in writing; provided, however, copies of this letter may be posted by the Issuer or AmeriCredit to a password protected website accessible by any non-hired “nationally recognized statistical rating organization” (a “NRSRO”) that provides to the Issuer or AmeriCredit the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this letter, and each such NRSRO, by accessing a copy of this letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this letter to any other person. We express no opinion on any matter not discussed in this letter, and we undertake no obligation to update the opinion contained herein after the date hereof. We place no limitations in this tax opinion, however, on the disclosure to the IRS of the tax structure or tax treatment of the transactions contemplated in the Governing Documents.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

SCHEDULE ONE

AmeriCredit Financial Services, Inc.

AmeriCredit Automobile Receivables

    Trust 2015-3

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

AFS SenSub Corp.

2265 B Renaissance Drive, Suite 17

Las Vegas, Nevada 89119

Barclays Capital Inc.

    as a Representative

745 Seventh Avenue, 5th Floor

New York, New York 10019

Citigroup Global Markets Inc.

    as a Representative

390 Greenwich Street, 1st Floor

New York, New York 10005

RBC Capital Markets, LLC

    as a Representative

200 Vesey Street

New York, New York 10281

RBS Securities Inc.

    as a Representative

600 Washington Boulevard

Stamford, Connecticut 06901

Deutsche Bank Securities Inc.

60 Wall Street, 3rd Floor

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue, 31st Floor

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

MAC D1086 051

Charlotte, North Carolina 28202

Citibank, N.A.,

    as Trustee and Trust Collateral Agent

388 Greenwich Street, 14th Floor

New York, New York 10013

Wilmington Trust Company,

    as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Fitch Ratings, Inc.

One State Street Plaza

New York, New York 10004

Standard & Poor’s Rating Services,

    a Standard & Poor’s Financial Services

    LLC business

55 Water Street, 41st Floor

New York, New York 10041

Deloitte & Touche USA LLP

Two World Financial Center, 15th Floor

225 Liberty Street

New York, New York 10281-1414